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
Exact Corporate Name                                            State of Incorporation
      MJD Communications, Inc.                                         Delaware
            ST Enterprises, Ltd.                                        Kansas
              Sunflower Telephone Company, Inc.                         Kansas
              STE Finance Company, Inc.                                 Kansas
              Northland Telephone Company of Maine, Inc.                Maine
              STE/NE Acquisition Corp. d/b/a
              Northland Telephone Company of Vermont                  Delaware
              Northland Telecommunication, Inc.
              St Paging, Inc.                                           Kansas
              ST Communications, Inc.                                   Kansas
              ST Long Distance, Inc.                                   Delaware
              ST Computer Resources, Inc.                               Kansas
              ST Broadcasting Company, Inc.                             Kansas
              Breadbasket Enterprises, Inc.                             Kansas
            MJD Ventures, Inc.                                         Delaware
              Sidney Telephone Company                                  Maine
              C-R Communications, Inc.                                 Illinois
              C-R Telephone Company                                    Illinois
              Taconic Telephone Corp.                                  New York
              Ellensburg Telephone Company                            Washington
              Chouteau Telephone Company                               Oklahoma
              Utilities, Inc.                                           Maine
              Telephone Service Company                                 Maine
              Ravenswood Communications, Inc.                          Illinois
              Columbus Grove Telephone Company                          Ohio
            MJD Services Corp.                                         Delaware
              Bluestem Telephone Company                               Delaware
              Big Sandy Telecom, Inc.                                  Delaware
              Odin Telephone Exchange, Inc.                           Illlinois
              Columbine Acquisition Corp.                              Delaware
              Kadoka Telephone Co.                                  South Dakota
            MJD Telecom, Inc.                                          Delaware
            MJD Holdings, Inc.                                         Delaware
              C&E Telephone Co.                                        New York
            MJD Capital Corp.                                        South Dakota
            Fairpoint Communications Corp.                             Delaware
            MJD Incorporated                                           Delaware
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